Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports 9th Consecutive Quarter of Year-Over-Year

Revenue Growth in Third Quarter of Fiscal 2012

Company Reiterates Guidance for Fiscal 2012

Generates Strong Cash from Operations in the Quarter of $7.3 Million

CHESTNUT RIDGE, NY, APRIL 25, 2012 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes, protocol analyzers and signal integrity test solutions, today announced financial results for its fiscal third quarter ended March 31, 2012.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the third quarter of fiscal 2012 are as follows:

(In millions, except per share data, percentages and bps)	Q3 FY12 GAAP	Q3 FY11 GAAP	Q3 FY12 non-GAAP*	Q3 FY11 non-GAAP*	YOY Change non-GAAP*
Revenue	$48.8	$46.5	$48.8	$46.5	5.1%
Gross Margin	58.7%	61.2%	59.5%	61.6%	(210	) bps
Operating Income	$1.9	$1.5	$6.9	$7.2	(4.3)%
Operating Margin	3.8%	3.3%	14.2%	15.6%	(140	) bps
Net Income	$1.3	$0.5	$4.7	$5.4	(12.0)%
Net Income Per Diluted Share	$0.08	$0.03	$0.27	$0.32	(15.6)%

*	A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures, if different, can be found in the financial tables below.

Comments on the Quarter

“LeCroy reported solid third-quarter fiscal 2012 financial results, meeting the high-end of our top- and bottom-line expectations,” said LeCroy President and Chief Executive Officer Tom Reslewic. “Revenues grew 5.1% on a year-over-year basis to $48.8 million with non-GAAP operating margins of 14.2% and non-GAAP net income of $0.27 per diluted share. As a result of our overall strong performance, we generated $7.3 million in cash flows from operations and reduced our net debt position to $11.2 million.”

“We experienced solid orders across all product lines in the quarter. We experienced soft orders from Europe and China, which were more than offset by strengths in the U.S. and other geographic areas. We are leveraging our strong position at the high-end of the market to increase penetration at the mid- and low-end of the market, where our strategic distribution partnerships are contributing to steady sales growth. To maintain our technology advantage, we are continuing to invest in R&D, as we prepare for the launch of several new products later this calendar year.”

GAAP operating income for the third quarter of fiscal 2012 includes $4.7 million of non-cash share-based compensation expense of which $4.2 million is primarily attributable to the remeasurement of outstanding stock appreciation rights (“SARs”) and $0.5 million is attributable to options and restricted stock. Accounting for SARs requires the recognition of an expense or benefit to the consolidated statements of operations depending on whether the Company’s stock price increased or decreased, respectively.

Outlook and Guidance

“Consistent with our prior guidance, we expect to report fourth fiscal quarter revenues between $49 to $51 million, non-GAAP operating margin of approximately 14%, and non-GAAP net income in the range of $0.27 to $0.29 per diluted share. For the full year, we continue to expect revenues of approximately $200 million, non-GAAP operating margin of approximately 14% and non-GAAP net income in the range of $1.10 to $1.12 per diluted share.”

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, Wednesday, April 25, 2012 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investors” section of LeCroy’s website at www.lecroy.com. The call also may be accessed by dialing (877) 709-8155 or (201) 689-8881. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for approximately one year.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, telecommunications and military and aerospace markets. LeCroy’s 48-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis” -capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining, but not limited to: the expectation to increase penetration at the mid- and low-end of the market, where LeCroy’s strategic partnerships contribute to steady sales growth; the expectation to maintain LeCroy’s technology advantage by continuing to invest in R&D, as the Company prepares to launch several new products later this calendar year; and LeCroy’s expectations for fourth-quarter and full-year fiscal 2012 revenues, non-GAAP operating margin and non-GAAP diluted earnings per share.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; failure to obtain and maintain cost reductions; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations, including fluctuations in foreign currency exchange rates; fluctuations in interest rates applicable to our variable rate bank debt; changes in, or interpretations of, accounting principles; inventory write-down; impairment of long-lived assets; valuation of deferred tax assets; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers.

For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings, which are available at the Company’s website www.lecroy.com. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LeCroy’s Quarterly Report on Form 10-Q for the third quarter ended March 31, 2012, which the Company expects to file in May 2012.

LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business are described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain non-cash charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

We define non-GAAP gross profit as gross profit as reported under GAAP plus primarily non-cash charges for share-based compensation costs and business realignment charges included in cost of revenues. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating income reported under GAAP plus primarily non-cash charges for share-based compensation costs, business realignment charges, acquisition costs and amortization of intangible assets acquired through the Bogatin Enterprises, L.L.C. transaction. A significant portion of our stock-based compensation cost was the result of the change in the fair value of our SARs, driven primarily by our stock price. Non-GAAP operating income is not a substitute for GAAP operating income.

We define non-GAAP net income as net income (loss) reported under GAAP plus primarily non-cash charges for share-based compensation costs, business realignment charges, acquisition costs and amortization of intangible assets acquired through the Bogatin Enterprises, L.L.C. transaction, write-off of debt issue costs, non-cash amortization of debt discount on convertible notes, and non-cash loss on extinguishment of convertible notes, each net of applicable income taxes, such that the effective tax rate, for non-GAAP net income is approximately 28% on a year-to-date basis, adjusted for tax return filing true-ups and reserve adjustments, for both the 2012 and 2011 periods. Non-GAAP net income is not a substitute for GAAP net income (loss).

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options and restricted stock, calculated consistent with GAAP, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income (loss) per diluted common share. We define net debt as bank and convertible notes less cash and cash equivalents.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted common share and net debt, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of, our non-GAAP financial measures with the most directly comparable GAAP measures are included in the accompanying financial data. By definition, non-GAAP measures do not give a full understanding of LeCroy; therefore, to be truly valuable, they must be used in conjunction with the GAAP measures. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended		Three Quarters Ended
In thousands, except per share data	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011

Revenues:
Test and measurement products	$45,141	$43,699	$138,667	$122,056
Service and other	3,671	2,762	10,308	8,527

Total revenues	48,812	46,461	148,975	130,583

Cost of revenues:
Share-based compensation	235	194	98	456
Other costs of revenues	19,927	17,825	59,856	50,656

	20,162	18,019	59,954	51,112

Gross profit	28,650	28,442	89,021	79,471

Operating expenses:
Selling, general and administrative:
Share-based compensation	3,666	4,746	714	12,300
Other selling, general and administrative expenses	12,795	12,742	41,028	36,275

	16,461	17,488	41,742	48,575

Research and development:
Share-based compensation	751	772	604	2,073
Other research and development expenses	9,562	8,655	28,621	25,386

	10,313	9,427	29,225	27,459

Total operating expenses	26,774	26,915	70,967	76,034

Operating income	1,876	1,527	18,054	3,437

Other income (expense):
Write-off debt issue costs	—	—	(153)	—
Loss on extinguishment of convertible debt, net of issue cost write-off	—	—	—	(532)
Interest income	3	12	48	35
Interest expense	(208)	(489)	(968)	(1,901)
Amortization of debt discount on convertible notes	—	(441)	(552)	(1,513)
Other, net	(7)	(23)	(335)	(641)

Other expense, net	(212)	(941)	(1,960)	(4,552)

Income (loss) before income taxes	1,664	586	16,094	(1,115)
Provision (benefit) for income taxes	359	92	4,695	(645)

Net income (loss)	$1,305	$494	$11,399	$(470)

Net income (loss) per common share
Basic	$0.08	$0.03	$0.69	$(0.03)
Diluted	$0.08	$0.03	$0.67	$(0.03)

Weighted average number of common shares:
Basic	16,661	16,064	16,562	14,436
Diluted	17,209	16,906	17,070	14,436

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	March 31, 2012	July 2, 2011

ASSETS
Current assets:
Cash and cash equivalents	$6,092	$5,488
Accounts receivable, net	32,772	31,562
Inventories, net	46,914	48,248
Other current assets	11,962	13,329

Total current assets	97,740	98,627

Property and equipment, net	27,392	26,334
Intangible assets, net	1,567	499
Other non-current assets	3,733	4,733

TOTAL ASSETS	$130,432	$130,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,071	$17,896
Accrued expenses and other current liabilities	24,547	24,728
Bank debt	17,300	—
Convertible notes, net of unamortized discount of $0 and $553, respectively	—	29,097

Total current liabilities	57,918	71,721

Deferred revenue and other non-current liabilities	4,751	3,968

Total liabilities	62,669	75,689

Stockholders’ equity	67,763	54,504

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,432	$130,193

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Quarter Ended		Three Quarters Ended
In thousands	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011

GAAP gross profit, as reported	$28,650	$28,442	$89,021	$79,471
Share-based compensation	235	194	98	456
Business realignment - severance charges	149	—	217	—

Non-GAAP gross profit	$29,034	$28,636	$89,336	$79,927

	Quarter Ended		Three Quarters Ended
In thousands	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011

GAAP operating income, as reported	$1,876	$1,527	$18,054	$3,437

Share-based compensation	4,652	5,712	1,416	14,829
Business realignment - severance charges	335	7	1,290	56
Acquisition costs	—	—	38	—
Amortization of intangible assets acquired	72	—	218	—

Non-GAAP operating income	$6,935	$7,246	$21,016	$18,322

	Quarter Ended		Three Quarters Ended
In thousands	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011

GAAP net income (loss), as reported	$1,305	$494	$11,399	$(470)

After-tax effect of Non-GAAP adjustments:
Share-based compensation	3,078	4,493	1,243	10,975
Business realignment - severance charges	265	3	890	38
Acquisition costs	—	—	27	—
Amortization of intangible assets acquired	58	—	158	—
Write-off of debt issue costs	—	—	106	—
Non-cash amortization of debt discount on convertible notes	—	360	385	1,111
Non-cash loss on extinguishment of convertible notes	—	—	—	201

Non-GAAP net income	$4,706	$5,350	$14,208	$11,855

	Quarter Ended		Three Quarters Ended
In thousands, except per share data	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011

Net income (loss) per common share
Diluted, as reported	$0.08	$0.03	$0.67	$(0.03)
Diluted, non-GAAP	$0.27	$0.32	$0.83	$0.79

Weighted average number of common shares:
Diluted, as reported	17,209	16,906	17,070	14,436
Diluted, non-GAAP	17,209	16,906	17,070	15,043